UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report December 12, 2012

Commission File Number	Registrant	State of Incorporation	IRS Employer Identification Number
1-7810	Energen Corporation	Alabama	63-0757759
2-38960	Alabama Gas Corporation	Alabama	63-0022000

605 Richard Arrington Jr. Boulevard North Birmingham, Alabama			35203
(Address of principal executive offices)			(Zip Code)

(205) 326-2700

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23 0.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Election of New Director

On December 12, 2012, Energen Corporation (“Energen”) announced the election of Frances Powell Hawes to the Boards of Directors of Energen and Alabama Gas Corporation to serve for terms commencing January 1, 2013 and continuing until the next annual meetings of shareholders. The press release announcing the election is attached hereto as Exhibit 99.1. Beginning April 1, 2013, Ms. Powell Hawes will serve on the Audit Committee and the Finance Committee.

(e) Amendments to Compensatory Plan, Contract or Arrangement

On December 12, 2012, the Board of Directors of Energen approved amendments to the Energen Corporation Annual Incentive Compensation Plan (the “AICP”). The changes to the AICP include (i) adding definitions of “Cause” and “Change in Control” consistent with the definitions of such terms as used in the Energen Corporation Stock Incentive Plan and the Severance Compensation Agreements, each as described below, (ii) expanding the termination of employment language to provide for the payment of a target bonus if an executive is terminated following a Change in Control, and (iii) revising the performance objectives criteria to provide a more detailed list of performance objectives for use by the Officers Review Committee. The AICP, as amended, will be submitted for shareholder approval at the 2013 Annual Meeting for purposes of meeting the Internal Revenue Code Section 162(m) exemption for performance-based compensation. This summary of the amendments to the AICP is qualified in its entirety by reference to the full text of the AICP as amended, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On December 12, 2012, the Board of Directors of Energen also approved amendments to the Energen Corporation Stock Incentive Plan (the “Stock Incentive Plan”) to incorporate certain clarifying and administrative changes. The changes to the Stock Incentive Plan include (i) providing for vesting of awards only in the event of retirement, death, disability or Change in Control, instead of upon any involuntary termination other than for cause, (ii) in the event of a termination upon retirement, death or disability, providing that vesting of performance share awards shall be limited to a pro rata portion based on the number of months of service during the applicable award period with payout at the end of such award period based on actual performance, and (iii) revising the “Change in Control” definition to increase the business combination trigger from 25% to 30%, and to remove the ability of the Board of Directors to specify a transaction or series of transactions as a Change in Control event by resolution, and, in the case of a Change in Control termination, providing for the vesting of performance shares and payment for such performance shares within thirty (30) days of termination based on target performance. This summary of the amendments to the Stock Incentive Plan is qualified in its entirety by reference to the full text of the Stock Incentive Plan as amended, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

On December 12, 2012, Energen Corporation approved amendments to its Severance Compensation Agreements (the “Severance Agreements”) with certain officers including each of Messrs. McManus, Porter, Richardson, Reynolds and Woodruff. The amendments to the Severance Agreements primarily incorporate certain clarifying and administrative changes. Additionally, the amendments revise the Change in Control definition to increase the business combination trigger from 25% to 30%, and to remove the ability of the Board of Directors to specify a transaction or series of transactions as a Change in Control event by resolution. Except as described herein, the Severance Agreements remain unchanged, and a fuller description of the terms of the Severance Agreements may be found in Energen Corporation’s proxy statement dated March 28, 2012, as filed with the Securities and Exchange Commission on March 23, 2012. A copy of the form of Severance Compensation Agreement, as revised, is attached hereto as Exhibit 10.3 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Energen Corporation Annual Incentive Compensation Plan as amended effective January 1, 2013.

10.2	Energen Corporation Stock Incentive Plan as amended effective December 1, 2012.

10.3	Form of Amended Severance Compensation Agreement.

99.1	Press Release dated December 12, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGEN CORPORATION ALABAMA GAS CORPORATION

December 13, 2012	By	/s/ Charles W. Porter, Jr.
Charles W. Porter, Jr.
Vice President, Chief Financial Officer and
Treasurer of Energen Corporation and Alabama
Gas Corporation